Exhibit 99.4

EXHIBIT

JOINT FILING AGREEMENT

Kat Exploration, Inc. and Kenneth Stead hereby agree to jointly file the Statement on Schedule 13D and all amendments thereto, with the Securities and Exchange Commission with respect to the beneficial ownership by them of shares of common stock, par value $.001 per share, of Kat Gold Holdings Corp.

Dated: December 15, 2010

KENNETH STEAD

By: /s/ Kenneth Stead

Name: Kenneth Stead, an Individual

KAT EXPLORATION, INC.

By: /s/ Kenneth Stead

Name: Kenneth Stead
Title: President